FORM OF SEPARATION AGREEMENT AND GENERAL RELEASE

United Parcel Service, Inc. (“Company”) and I, Brian Newman (“Employee”), agree as follows:

Section 1 – Benefits

(a) In General: The Company promises that, after I sign this Separation Agreement and General Release (“Agreement”) and the Supplemental Release (as defined in Section 2(g)), pursuant to Section 7 of the UPS Key Employee Severance Plan (“KESP”), and email it to Norm Brothers at XXXXXXXX, UPS will, subject to the terms and conditions of the KESP, pay me the amounts or benefits set forth herein. For this Agreement to be effective I must first satisfy my obligations under this Agreement, including under Section 4(c) to return all Company property. I acknowledge that the Company is not otherwise required to pay or provide me such amounts or benefits. I may revoke this Agreement within seven calendar days after I sign it by giving notice via email to Norm Brothers at XXXXXXXX. If I revoke this Agreement, I will not receive the amounts or benefits that are conditioned on my execution of this Agreement or the Supplemental Release, as applicable. This Agreement will not become effective or enforceable unless and until the seven-day revocation period has expired without my revoking it.

(b) Sufficiency of Consideration: I acknowledge and agree that the amounts and benefits to be provided under the terms of the KESP and described in this Agreement are, in significant and substantial part, in addition to any benefits to which I am otherwise entitled. I acknowledge that the Company has – apart from this Agreement – paid me for all wages and unused accrued vacation benefits that were due to me.

(c) Consideration: In exchange for the promises and releases contained in this Agreement, and provided I do not revoke the Agreement as permitted in Section 6 below, UPS will provide the following:

(i)Pursuant to Section 3(a), I will remain an employee of the Company until the “Separation Date” (defined below) and continue to receive my regular monthly salary and remain entitled to any incentive compensation I would have otherwise received or been entitled to as an active employee through June 1, 2024; and

(ii)Provided I execute the Supplemental Release on or after June 2, 2024 and before June 23, 2024, within fourteen days after I execute such Supplemental Release, I will be entitled to receive the benefits summarized and estimated in Exhibit A attached hereto (the “Severance Benefits). I acknowledge and agree that all terms and conditions of the KESP are incorporated herein by reference, and I acknowledge the terms of the KESP will apply post-employment. I understand and agree that payments made under this Agreement after the Separation Date will not be included in my compensation for purposes of calculating the benefits to which I am entitled under an employee benefit program.

(d) Compensation and Benefit Plans: Whether I execute this Agreement or not, as of the Separation Date and except as described herein, I will cease to be eligible to participate under any applicable stock option, bonus, incentive compensation, commission, medical, dental, life insurance, retirement, and other compensation or benefit plans of the Company; however I will retain all vested benefits as of the Separation Date. Thereafter, I will have no rights under any of those plans, except as follows:
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Form of Separation Agreement and General Release

(i) I will have the right to COBRA continuation coverage as to any Company-provided medical, dental, or vision plan in which I participate, which means that I will be entitled to buy continued health plan coverage under the normal COBRA health care continuation rules.

(ii) I will retain my vested benefits under all applicable qualified retirement and non-qualified plans of the Company, and all rights associated with such benefits, as determined under the terms of those plans.

Section 2 – Complete Release

(a) In General: In exchange for the Company’s promises contained in this Agreement and subject to the KESP, I agree to irrevocably and unconditionally release any and all Claims I may now have against the Company and other parties as set forth in this Section 2 (the “Release”).

(b) Released Parties: The Released Parties are the Company, all related companies, partnerships, or joint ventures, employee benefits plans of the Company and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past and present employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection.

(c) Claims Released: I understand and agree that I am releasing (i.e., giving up) all known and unknown claims, promises, causes of action, or similar rights of any type that I may presently have (the “Claims”) against any Released Party, except as provided in Section 2(e) below. For example, I am releasing all common law contract, tort or other claims I might have, as well as claims I might have under the Age Discrimination in Employment Act (ADEA), the Older Workers Benefit Protection Act, the Worker Adjustment and Retraining Notification (WARN) Act, Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, the Americans With Disabilities Act (ADA), the Employee Retirement Income Security Act of 1974 (ERISA), the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the anti-retaliation provisions of the Fair Labor Standards Act, the Equal Pay Act, the Occupational Safety and Health Act, the WARN Act, the Occupational Safety and Health Act, the Fair Credit Reporting Act, and similar state and local laws.

(d) Unknown Claims: I understand that I am releasing Claims that I may not know about. That is my knowing and voluntary intent, even though I recognize that someday I might learn that some or all of the facts I currently believe to be true are untrue and even though I might then regret having signed this Release. Nevertheless, I am assuming that risk and I agree that this Agreement shall remain effective in all respects in any such case. I expressly waive all rights I might have under any law that is intended to protect me from waiving unknown claims. I understand the significance of doing so.

    (e) Claims Not Released: I understand and agree that this Release does not release any claims that the law does not permit me to release. I further understand and agree that I am not releasing any claim that relates to: (i) my right to enforce this Agreement; (ii) my right, if any, to claim government-provided unemployment benefits; (iii) the rights I retain pursuant to Section 1(d), above; or (iv) any rights or claims which may arise or accrue after I sign this Agreement.
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Form of Separation Agreement and General Release

    (f) Protected Rights: I understand that nothing contained in the Release, or in any other provision of this Agreement, limits my ability to file any claim or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board or any other federal, state or local governmental agency or commission (“Government Agencies”). I further understand that this Agreement does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies in connection with any charge or complaint, whether filed by me, or on my behalf, or by any individual. However, I understand that I am releasing my right to recover monetary damages or obtain other relief that is personal to me in connection with any charge or complaint that may be filed with any Government Agencies relating to my employment with the Company. I additionally understand and agree that if I make a confidential disclosure of a Company Trade Secret or other Confidential Information to a government official or an attorney for the sole purpose of reporting or investigating a suspected violation of law, or in a court filing under seal, I shall not be held liable under this Agreement or under any federal or state trade secret law for such disclosure.

(g) Supplemental Release: In addition to signing this Agreement, I agree that, no earlier than June 2, 2024 but no later than June 23, 2024, I will complete, sign and return the Supplemental Release which is in the form of Exhibit B attached hereto (the “Supplemental Release”) to Norm Brothers at XXXXXXX. I acknowledge and agree that I will not be entitled to receive the Consideration unless and until (i) I remain employed until the Separation Date; (ii) I sign and return the Supplemental Release, and (iii) the revocation period specified in the Supplemental Release has expired without my having revoked the Supplemental Release.

(h) Clawback; Recoupment: I acknowledge and agree that all compensation described in the Agreement shall be subject to the terms and conditions of the Company’s Incentive-Based Compensation Clawback Policy (or such other policy relating to the recovery of incentive compensation as may be in effect from time to time), and that relevant sections of this document shall be deemed superseded by and subject to the terms and conditions of such policy. Further, if the Company reasonably, and in good faith, determines that I have violated any applicable provisions of Section 4 of the Agreement, then the Company may (in its discretion) provide for the reduction, cancellation, termination or recovery from me of all (or any portion) of the Severance Benefits that were previously paid or provided to me, and any such determination by the Company shall be binding on me.

Section 3 – Promises

(a) Separation of Employment: I agree that my employment with the Company and its affiliates will end on June 1, 2024 (the “Separation Date”). I understand and agree that I will no longer authorize or incur any expenses, liabilities, or obligations on behalf of the Company following the Separation Date. Furthermore, unless otherwise agreed to by the Company and me prior to the Separation Date, I shall be deemed to have automatically resigned from all directorships and offices with the Company and its Subsidiaries, and their affiliates (including joint ventures), as of the Separation Date.
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Form of Separation Agreement and General Release

(b) Promise Not to Litigate Released Claims: Except as specifically identified below, I have not filed or caused to be filed any lawsuit, complaint, or charge with respect to any Claim this Agreement purports to release. I promise never to pursue any Claim that I have released by signing this Agreement and Release, whether by means of a lawsuit, arbitration, or otherwise, and whether as a named plaintiff, class member, or otherwise. I will promptly dismiss with prejudice or withdraw from any such action that is currently pending. However, this Release does not require me to withdraw, or prohibit me from filing, a charge with any government administrative agency (such as the EEOC) as long as I do not personally seek any reinstatement, damages, remedies, or other relief for myself personally as to any Claim that I have released, any right to which I hereby waive. This subsection shall not prohibit me from challenging the validity of the ADEA Claim release in Section 2(c) of this Agreement.

(c) Update Social Media Profile: I promise, that immediately following the Separation Date, I will update any social media profile (e.g., LinkedIn) to reflect that I am no longer a UPS employee. I may represent that I am a former UPS employee, but will not in any way hold myself out as currently employed by the Company.

    (d) Taxes: I am responsible for paying any taxes on amounts I receive because I signed this Agreement. I understand that I may be subject to higher income tax rates resulting from amounts I receive because I signed this Agreement. I agree that the Company may withhold all taxes it determines it is legally required to withhold. I also have reviewed, understand and agree to take any actions and comply with the terms of Section 10, Tax Matters; Section 409A and Section 11, Adjustments of Certain Payments and Benefits, of the KESP.

(e) Ownership of Claims: I have not assigned, transferred or given away any of the Claims I am releasing, nor have I purported to do so. I hereby acknowledge that no child support order, garnishment orders, or other orders requiring me to pay money to any other person are now in effect.

(f) Nonadmission of Liability: I agree not to assert that this Agreement is an admission of guilt or wrongdoing by the Company or any Released Party, and I acknowledge that the Company and the Released Parties deny that they have engaged in wrongdoing of any kind or nature.

(g) No Disparagement or Harm: I agree not to criticize, denigrate, or disparage any Released Party or any one of their products, services, or practices.

    (h)    Implementation: I agree to sign any documents and do anything else that is necessary in the future to implement this Agreement.

(i) Age Representation: I am over age forty at the time of signing this Agreement.

(j) Other Representations: I have not suffered any discrimination on account of my age, sex, race, national origin, marital status, sexual orientation, or any other protected status, and none of these ever has been an adverse factor used against me by any Released Party. I have not suffered any job-related wrongs or injuries for which I might still be entitled to compensation or relief, such as an injury for which I might receive a workers’ compensation award in the future. I have properly reported all hours that I have worked, and I already have been paid all wages, overtime, commissions, compensation, benefits, and other amounts that the Company or any Released Party has ever owed me, except for unpaid amounts or benefits expressly payable under
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Form of Separation Agreement and General Release

the terms of this Agreement. To the best of my knowledge, all of the factual allegations I made that induced the Company to enter into this Agreement are true in all material respects.

(k) This Agreement to be Kept Confidential: I agree not to disclose the underlying facts that led up to this Agreement or the terms, amount, or existence of this Agreement to anyone other than a member of my immediate family, attorney, or other professional advisor and, even as to such a person, only if the person agrees to honor this confidentiality requirement. Such a person’s violation of this confidentiality requirement will be treated as a violation of this Agreement by me. This subsection does not prohibit my disclosure of the terms, amount, or existence of this Agreement to the extent necessary legally to enforce this Agreement, nor does it prohibit disclosures to the extent otherwise legally required. I acknowledge that the Released Parties would be irreparably harmed if this subsection is violated.

    Section 4 – Restrictive Covenants

(a)Acknowledgements: I acknowledge and agree that, by reason of my highly specialized skillset and the Company’s investment of time, training, money, trust, and exposure to Confidential Information, I am intimately involved in the planning and direction of the Company’s global business operations. I further acknowledge and agree that my agreement to enter into, and my compliance with, my covenants in this Section 4 are material factors in the Company’s decision to grant me the benefits summarized and estimated in Exhibit A, which constitute good and valuable consideration for the covenants set forth in this Section 4. I further acknowledge and agree that my breach or threatened breach of any of the covenants in this Section 4 would result in material and irreparable damage and injury to the Company and that it would be difficult or impossible to establish the full monetary value of such damage. I further acknowledge and agree that the covenants in this Section 4 are reasonable, necessary, and essential for the Company to protect its legitimate business interests in: (i) the Company’s trade secrets (as defined under applicable law, including the Georgia Trade Secrets Act of 1990 (the “Act”) and the Defend Trade Secrets Act of 2016 (the “DTSA”)); (ii) the Company’s valuable Confidential Information; (iii) substantial relationships with specific prospective or existing customers of the Company; (iv) customer good will associated with (A) the business of the Company, including, but not limited to, by way of trade name, trademark, service mark, or trade dress, (B) a specific geographic location; or (C) a specific marketing or trade area; and (v) extraordinary or specialized training I have received or will receive. I further acknowledge and agree (i) by reason of the Company’s investment of time, training, money, trust, exposure to the public, or exposure to customers, vendors, or other business relationships during the course of my employment with the Company, I have attained or will attain a high level of influence or credibility with the Company’s Protected Customers, vendors, or other business relationships; and (ii) by reason of working for the Company, I am or will be in possession of selective or specialized skills, learning, or abilities, or customer contacts or customer information, or Confidential Information. Finally, I acknowledge and agree that the scope of responsibilities of my position extends throughout the geographic area where the Company has conducted and will conduct business during my employment, and that my work for the Company has brought and will bring me into close contact with many of the Company’s customers, trade secrets and confidential and proprietary information.

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Form of Separation Agreement and General Release

(b)Unfair Competition: I acknowledge and agree that, as a result of my receipt of Confidential Information, my role at the Company, and my relationships with Company customers and/or employees, I would have an unfair competitive advantage if I were to violate this Section 4 and that I possess marketable skills and abilities that will enable me to find suitable employment without violating the covenants set forth in this Section 4. I further acknowledge and affirm that I am entering into this Agreement voluntarily, that I have read the Agreement carefully, that I have had a full and reasonable opportunity to consider the Agreement (including actual consultation with legal counsel), and that I have not been pressured or in any way coerced, threatened or intimidated into entering into the Agreement.

(c)Non-Disclosure and Prohibition Against Use of Confidential Information and Trade Secrets and Return of Company Property: I agree that I will not, directly or indirectly, reveal, divulge, or disclose any Confidential Information or Trade Secrets to any person not expressly authorized by the Company to receive such information. I further agree that I will not, directly or indirectly, use or make use of any Confidential Information or Trade Secrets in connection with any business activity other than business activity that I am pursuing on behalf of the Company. I acknowledge and agree that this Section 4 is not intended to, and does not, alter either the Company’s rights or my obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices. I acknowledge and agree that the act of emailing Confidential Information or Trade Secrets or both to my personal email address is considered to be a breach of this section. I also understand that nothing contained in this Section 4 limits my ability to communicate with any federal, state or local governmental agency or commission (“Government Agencies”) or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies in connection with any charge or complaint, whether filed by me, on my behalf, or by any other individual. I additionally understand and agree that as required by the DTSA, I have been notified that if I make a confidential disclosure of a Company Trade Secret (as defined in 18 U.S.C. § 1839) to a government official or an attorney for the sole purpose of reporting or investigating a suspected violation of law, or in a complaint or other document filed in a legal proceeding, so long as any document I file containing the trade secret is filed under seal and I do not disclose the trade secret except pursuant to court order, I shall not be held civilly or criminally liable under the Agreement or under any federal or state trade secret law for such a disclosure. The DTSA does not authorize, or limit liability for, an act that is otherwise prohibited by law, such as the unlawful access of material by unauthorized means. I promise that, no later than the end of my employment with the Company, I will return to the Company all files, memoranda, documents, records, credit cards, keys, computers, printers, telephones, and other property of the Company or its affiliates in my possession, custody, or control, including without limitation all Confidential Information. To the extent that I have electronic files or information in my personal possession or under my control that belong to the Company or contain Confidential Information (specifically including without limitation electronic files or information stored on personal computers, mobile devices, electronic media, or in cloud storage), I promise that I will notify the Company in writing as to such possession or control prior to the Separation Date, and, if requested to do so by the Company, no later than the Separation Date, I will cooperate with the Company, and take direction from the Company, regarding the deletion or return of all such files and information, including all copies and derivatives thereof from all non-Company-owned
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Form of Separation Agreement and General Release

computers, mobile devices, electronic media, cloud storage, and other media, devices, and equipment, such that such files and information are permanently deleted and irretrievable. If, after the Separation Date, I become aware that I have electronic files or information in my personal possession or under my control that belong to the Company or contain Confidential Information (specifically including without limitation electronic files or information stored on personal computers, mobile devices, electronic media, or in cloud storage), I promise that I will immediately so notify the Company and cooperate with the Company, and take direction from the Company, regarding the deletion or return of all such files and information, including all copies and derivatives thereof. For the avoidance of doubt, I understand I am not permitted to delete any Company files or information from any computers, mobile devices, electronic media, or in cloud storage (including those owned personally by me) unless directed to do so in writing by the Company. To the extent requested by the Company, whether prior to or after the Separation Date, I will voluntarily participate in a process involving a forensic computer specialist chosen by the Company to identify, quarantine, preserve and delete all electronic files or information, including all copies and derivatives thereof, in my possession or under my control that belong to the Company or contain Confidential Information.

(d)Non-Solicitation of Protected Employees: During the Non-Solicit Restricted Period, I will not, without the prior written consent of the Company, directly or indirectly, solicit or induce or attempt to solicit or induce any Protected Employee to terminate or cease his/her employment relationship with the Company or to enter into employment with me or any other person or entity. I understand that this employee non-solicitation provision is limited to the geographic area where the Company did business during my employment.

(e)Non-Solicitation of Protected Customers: During the Non-Solicit Restricted Period, I will not, without the prior written consent of the Company, directly or indirectly, solicit, divert, take away or attempt to solicit, divert or take away a Protected Customer for purposes of providing products and services that are competitive with those provided by the Company.

(f)Covenant Not to Compete: During the Non-Compete Restricted Period, I will not, without the prior written consent of the Company, (i) work for a Restricted Competitor; (ii) provide consulting services to a Restricted Competitor; or (iii) otherwise provide services to a Restricted Competitor, in each of (i) through (iii) that involves the provision of services that are similar to or relate to those services that I provided to the Company at any time during my employment with the Company and that relate, in any way, directly or indirectly, to the Restricted Competitor’s competition with the transportation, delivery or logistics services provided by the Company during my employment. I understand and agree that this non-compete provision is limited to the geographic area where the Company did business during my employment.

(g)Enforcement. I acknowledge and agree that the covenants in Section 4(c) through 4(f) (“Protective Covenants”) are necessary to protect the Company’s legitimate business interests. In the event that I breach, or threaten to breach, the Protective Covenants, I agree that the Company shall have the right and remedy to: (i) enjoin me, preliminarily and permanently (without the necessity of posting bond), from violating or threatening to violate the
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Form of Separation Agreement and General Release

Protective Covenants because any breach or threatened breach of the Protective Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy; (ii) require me to account for and pay over to the Company all compensation, profits, monies, or other benefits derived or received by me as the result of any breach of the Protective Covenants; and (iii) require me to pay the reasonable attorneys’ fees and costs incurred by the Company in enforcing the Protective Covenants. In addition, in the event of such a violation, I will automatically forfeit any portion of the Severance Benefits that have not already been paid to me at the time of the violation.

(h)Severability/Reformation. I acknowledge and agree that the Protective Covenants are reasonable in time, scope, geography and all other respects and that they will be considered and construed as separate and independent covenants. Should any part or provision of any of the Protective Covenants be held invalid, void or unenforceable in any court of competent jurisdiction, I understand and agree that such invalidity, voidness or unenforceability does not invalidate, void or otherwise render unenforceable any other part or provision of this Agreement. I further agree that, in the event any court of competent jurisdiction finds any of the Protective Covenants to be invalid or unenforceable (in whole or in part), such court shall modify the invalid or unenforceable term so that the Protective Covenants are enforceable to the fullest extent permitted by law.

(i)Tolling During Violation. In the event the enforceability of any of the terms of this Agreement is challenged in a court of competent jurisdiction and I am not enjoined from breaching any of the restrictive covenants, then if a court of competent jurisdiction finds that the challenged restrictive covenant(s) is enforceable, the time periods set forth herein shall be deemed tolled upon the filing of the claim challenging the enforceability of this Agreement until the dispute is finally resolved and all periods of appeal have expired.

(j)Disclosure. I agree to disclose the existence and terms of this Section 4 to any prospective employer, partner, co-venturer, investor or lender prior to entering into an employment, partnership or other business relationship with such prospective employer, partner, co-venturer, investor or lender.

(k)Definitions. Solely for purposes of this Section 4, the following terms shall have the following meanings:

(i)“Company” means, for purposes of this Section 4 only, United Parcel Service, Inc., a Delaware Corporation with its principal place of business in Atlanta, Georgia, and all of its Affiliates (as defined in O.C.G.A. § 13-8-51(1)).

(ii)“Confidential Information” means all information regarding the Company, its activities, businesses or customers which I learned as a result of my employment, that is valuable to the Company and that is not generally disclosed by practice or authority to persons not employed or otherwise engaged by the Company, whether or not it constitutes a Trade Secret. “Confidential Information” shall include, but is not limited to, financial plans
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Form of Separation Agreement and General Release

and data; legal affairs; management planning information; business plans; acquisition plans; operational methods and technology; market studies; marketing plans or strategies; product development techniques or plans; customer lists; details of customer contracts; current and anticipated customer requirements and specifications; customer pricing and profitability data; past, current and planned research and development; employee-related information and new personnel acquisition plans. “Confidential Information” shall not include information that is or becomes generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company. However, although certain information may be generally known in the relevant industry, the fact that the Company uses such information may not be so known and in such instance the information would compromise Confidential Information. This definition shall not limit any definition of “confidential information” or any equivalent term under applicable state or federal law.

(iii)“Material Contact” means the contact between me and each customer or actively sought potential customer of the Company: (A) with whom or with which I dealt on behalf of the Company in support of the initiation, maintenance or furtherance of a business relationship between Company and each customer or actively sought potential customer; (B) whose dealings with the Company were coordinated or supervised by me; (C) about whom I obtained Confidential Information in the ordinary course of business as a result of my association with the Company; or (D) who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for me in the two (2) years prior to the termination of my employment.

(iv)“Non-Compete Restricted Period” means during my employment with the Company and for a period of one (1) year after my employment ends for any reason.

(v)“Non-Solicit Restricted Period” means during my employment with the Company and for a period of two (2) years after my employment ends for any reason.

(vi)“Protected Customers” means customers or actively sought potential customers with whom I had Material Contact in the two (2) years prior to my termination of employment.

(vii)“Protected Employee” means an employee of the Company who is employed by the Company at the time of any solicitation or attempted solicitation by my and with whom (A) I had contact during the two (2) years prior to my termination of employment, or (B) about whom I learned Confidential Information during the two (2) years prior to my termination of employment.
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Form of Separation Agreement and General Release

(viii)“Restricted Competitor” means a person engaged in any business competitive with the Company’s and its Subsidiaries’ businesses of package delivery and global supply chain management solutions. Restricted Competitors shall be defined to include any affiliates of such entities that are engaged in delivery, transportation, and/or logistics services and activities. In addition, the Restricted Competitors include, without limitation, the entities listed on Exhibit C attached hereto.

(ix)“Trade Secret” means all of the Company’s information that I learned about as a result of my employment, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, distribution lists or a list of actual or potential customers, advertisers or suppliers, that (A) derives economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. This definition shall not limit any definition of “trade secrets” or any equivalent term under applicable law.

(l)     Amendments for Certain Employees.

(i)Amendments for California Employees. Sections 4(d) through 4(f) do not apply to me if I primarily resided or worked in California immediately prior to the end of your Company employment, or if following the termination of my Company employment, I reside and work in California. Notwithstanding the foregoing, I am and shall continue to be prohibited from any unauthorized use, transfer, or disclosure of the Company’s Confidential Information, including trade secrets, pursuant to the California Trade Secrets Act, the U.S. Defend Trade Secrets Act of 2016, any other confidentiality and non-disclosure agreements with the Company, and any other applicable federal, state and common law protections afforded proprietary business and trade secret information. I also agree that I will not, without the prior written consent of the Company, directly or indirectly, interfere with the Company’s business by soliciting or inducing or attempt to solicit or induce any Protected Employee to terminate or cease his/her employment relationship with the Company for a period of twelve (12) months from and after my employment ends.

(ii)Amendments for Hawaii, North Dakota, Minnesota, and Oklahoma Employees. Section 4(f) does not apply to me if I primarily resided and worked for the Company in Hawaii, North Dakota, Minnesota, or Oklahoma immediately prior to the end of my Company employment, and following the
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Form of Separation Agreement and General Release

termination of my Company employment, I continue to reside and work in Hawaii, North Dakota, Minnesota, or Oklahoma.

(iii)Amendment for Massachusetts Employees. Section 4(f) does not apply to me if: 1) I primarily resided and worked in Massachusetts prior to the end of my Company employment, and following the termination of my Company employment, I continue to reside and work in Massachusetts; and 2) Section 4(f) is unenforceable pursuant to Massachusetts General Laws c. 149 § 24L.

(m)    Other Restrictions. For the avoidance of doubt, if I am based in the United States this Section 4 does not supersede any protective covenants applicable to me with respect to the Company, and those covenants shall continue in full force and effect in accordance with their terms. If I am based outside the United States any protective covenants set out in my contract of employment, or otherwise applicable to my employment with the Company, whether concluded prior to or after the date of this Plan, supersede the equivalent provisions set out in this Section 4.
    Section 5 – Consequences of Violating my Promises

     I agree to pay the reasonable attorneys’ fees and any damages Released Parties may incur as a result of my breaching a promise I made in this Agreement, or if any representation I made in this Agreement was false when made. I further agree that the Company would be irreparably harmed by any actual or threatened violation of Section 3 that involves disclosure of the existence, terms, or amount payable under this Agreement, and that the Company will be entitled to an injunction prohibiting me from committing any such violation.

    Section 6 – Review and Revocation

    I acknowledge that I may revoke this Agreement at any time within seven days of the date on which I signed it. Further, I acknowledge that, before signing this Agreement, I was given a period of at least twenty-one days beginning May 6, 2024 in which to consider it. I further acknowledge that: (a) I took advantage of this period to consider this Agreement before signing it; (b) I have carefully read this Agreement, and each of its provisions; (c) if I initially did not think any representation I am making in this Agreement was true, or if I initially was uncomfortable making it, I resolved all my doubts and concerns before signing this Agreement; (d) I fully understand what the Agreement, and each of its provisions, means; and (e) I am entering into the Agreement, and each of its provisions, knowingly and voluntarily. The Company encourages me to discuss this Agreement, and each of its provisions, with an attorney (at my own expense) before signing it. I acknowledge that I sought such advice to the extent I deemed appropriate. If I sign this Agreement before the end of the twenty-one-day period, it will be my voluntary decision to do so because I have decided that I do not need any additional time to decide whether to sign this Agreement. I also understand that I do not have more than twenty-one days from the day it was presented to me to sign this Agreement. If I do not sign this Agreement by the end of the twenty-one-day period, I understand that it will become null and void. I understand that the Company would not have given me the special payments or benefits I am getting in exchange for this Agreement but for my promises and representations I am making by signing it.

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Form of Separation Agreement and General Release

Section 7 – Miscellaneous

(a) Entire Agreement and Severability: This Agreement, together with the terms and conditions of the KESP and the Supplemental Release, is the entire agreement between me and the Released Parties pertaining to the subject matter of this Agreement. This Agreement, the KESP and Supplemental Release may not be modified or canceled in any manner except by a writing signed by both me and an authorized Company official. I acknowledge that the Released Parties have made no representations or promises to me, other than those in this Agreement, the KESP and Supplemental Release. If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable. The covenants set forth in this Agreement shall be considered and construed as separate and independent covenants. To the extent that I executed an Employee Proprietary Information and Innovation Agreement, a UPS Protective Covenant Agreement, or any other agreement with the Company containing protective covenants, the protective covenants in such agreement(s) shall not be superseded by this Agreement and shall instead remain in full force and effect in accordance with their terms. Should any part or provision of any provision of this Agreement be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision of this Agreement.

(b) Successors and Assigns: The rights and obligations of the Company under this Agreement, the KESP and the Supplemental Agreement will inure to the benefit of, and will be binding on, the Company and its successors and assigns, and my rights and obligations (other than obligations to perform services) under the Agreement will inure to the benefit of, and will be binding upon, me and my heirs, personal representatives, and assigns.

(c) Interpretation: This Agreement, the KESP and the Supplemental Agreement shall be construed as a whole according to its fair meaning. It shall not be construed strictly for or against me or any Released Party. Unless the context indicates otherwise, the singular or plural number, and the masculine, feminine and neutral genders, shall be deemed to include one another. Captions are intended solely for convenience of reference and shall not be used in the interpretation of this Agreement, the KESP or the Supplemental Agreement.

(d)    Governing Law: I agree that (i) Georgia law shall apply to this Agreement, and (ii) the state and federal courts located in Fulton County shall have exclusive jurisdiction over any dispute relating to this Agreement, and I specifically and irrevocably consent to personal jurisdiction and venue in such court, even if I do not reside in Georgia at the time of any dispute arising out of or involving this Agreement. I hereby waive any objections or defenses to jurisdiction or venue in any such proceeding before such court. If I primarily resided and worked for the Company in California immediately prior to the end of my Company employment, or following the termination of my Company employment, I reside and work in California, I agree that (x) California law shall apply to this Agreement, and (y) the federal or state courts of California shall have exclusive jurisdiction over any dispute relating to this Agreement and I specifically consent to personal jurisdiction in such courts even if I do not reside in California at the time of any dispute arising out of or involving this Agreement. If I primarily resided and worked for the Company in Minnesota immediately prior to the end of my Company employment, I agree and acknowledge that my consent to jurisdiction and venue in Georgia is voluntary and that I am not being required to accept Georgia jurisdiction and venue as a condition of my employment.

(e)  Assistance:  During the three-month period following my Separation Date, and from time to time after that as may be necessary, I agree to cooperate in good faith with the Company regarding reasonable transitional assistance that may be requested by the Company, including but
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Form of Separation Agreement and General Release

not limited to (i) answering questions about matters relating to the business of the Company or its affiliates as to which I have knowledge, and (ii) forwarding to an appropriate person designated by the Company any email, voicemail message or other communication received by me after the Separation Date that relates to the Company, its affiliates, or their respective businesses. The Company agrees to make reasonable efforts to minimize the burden on me with regard to the foregoing transitional activities, including scheduling telephone calls and meetings at times and locations that are reasonably convenient for me. As further consideration for the covenants set forth herein, I agree to reasonably cooperate in good faith with any lawyer, law firm, or consultant that the Company designates with respect to any litigation, deposition, hearing, arbitration, inquiry, investigation or other proceeding, in any jurisdiction arising out of or relating to matters of which I was involved prior to the Separation Date with the Company or which I gained knowledge of during my employment with the Company (including, but not limited to, support of the Company’s, or that of any of its affiliates’, position in defending any general liability-related lawsuits, employment related lawsuits or claims concerning which I have knowledge, or audits, investigations, lawsuits, complaints or proceedings by government entities of state or federal law compliance) where the legal or financial interests of the Company or any of its affiliates are at material issue. I further covenant that, except with respect to an investigation or proceeding conducted by a governmental entity or where prohibited by law, I will (i) contact the Company as soon as reasonably practicable, but in no event longer than seventy-two hours, in the event that I am served with or notified of any subpoena, notice or other instruction directing me to appear, or produce documents or other information, in any legal proceeding involving the Company or any of its affiliates, and (ii) will make no such appearance or disclosure, unless required by law, until the Company has had a reasonable opportunity to contest the right of the requesting person or entity to such appearance or disclosure. The Company shall timely reimburse me for reasonable travel expenses and other reasonable out-of-pocket expenses associated with my compliance with the obligations in this Section 7(d). The Company will exercise its rights in good faith under this Section 7(d) so as not to unreasonably interfere with my professional activities.

    (f) References: If it is necessary for the Company to give a prospective employer a reference on me, I will direct that employer to the Company’s employment verification line at XXXXXXXXXX or XXXXXXXXXXXX. Through this system, the Company agrees to only give out my employment dates and position(s) held.

Section 8 – Finality of Release

(a) Further Pursuit of Claims Under Company EDR Program: I understand that by signing this Agreement I am waiving any rights pursuant to the Company’s Employee Dispute Resolution Program (“EDR”) to challenge or seek reconsideration of any employment action or to seek reconsideration of the terms of this Agreement. My sole claim available under the EDR program will be to challenge the validity of this Agreement.

(b) Tender Back Provision: Should I ever attempt to challenge the terms of this Agreement, attempt to obtain an order declaring this Agreement to be null and void, or institute litigation against the Company or any other Released Party based upon a Claim which is covered by the terms of the Release contained in Section 2, I will as a condition precedent to such action repay all amounts paid to me under the terms of this Agreement. Furthermore, if I do not prevail in an action to challenge this Agreement, to obtain an order declaring this Agreement to be null and void, or in any action against the Company or any other Released Party based upon a Claim
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Form of Separation Agreement and General Release

which is covered by the Release contained in Section 2, I shall pay to the Company and/or the appropriate Released Party all their costs and attorneys' fees incurred in their defense of my action. It is understood and agreed by me and the Company, however, that I shall not be required to repay the amounts paid to me under the terms of this Agreement or pay the Company and/or the appropriate Released Party all their costs and attorneys' fees incurred in their defense of my action (except those attorneys' fees or costs specifically authorized under federal or state law) in the event that I seek to challenge my waiver of claims under the Age Discrimination in Employment Act or Section 510 of the Employee Retirement Income Security Act (“ERISA”), 29 U.S.C. § 1140.

TAKE THIS AGREEMENT HOME, READ IT, AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT: IT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS. IF YOU WISH, YOU SHOULD TAKE ADVANTAGE OF THE FULL CONSIDERATION PERIOD AFFORDED BY SECTION 6 AND YOU SHOULD CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT.

Executed this __________ day of __________, 2024

______________________________________
Brian Newman

______________________________________
By the Company

Norman M. Brothers, Jr., Chief Legal and Compliance Officer
______________________________________
Name and Title

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Brian Newman
Form of Separation Agreement and General Release

EXHIBIT A

COMPENSATION SUMMARY AND ESTIMATES
Cash Severance
1X Annual Base Salary	$837,725.40
1X Target Annual MIP Award	$963,384.21
COBRA (18 months)	$29,361.42
Total Estimated Cash Severance	$1,830,471.03

MIP Award Treatment Prorated 2024 estimate MIP (final amount determined based on 2024 MIP factor)	$481,692.11
Equity Treatment
Previously granted LTIP RPUs are earned on a prorated basis, based upon the number of months worked during the applicable performance period. LTIP awards will vest and be paid on the original applicable LTIP award cycle schedule. LTIP award values below are estimated based on a target (100%) payout percentage and a class B stock price of $146.43 (the closing price of a share of class B common stock on the NYSE on May 3, 2024). Actual award values will depend upon the share price on the date the award is vested, and the performance payout percentage as determined by the Committee.

2022 LTIP (30/36 proration)	$2,579,871
2023 LTIP (18/36 proration)	$1,838,649
2024 LTIP (6/36 proration)	$726,731
Total Estimated LTIP Value	$5,145,251

All vested stock options shall remain exercisable until the earlier of the first anniversary of the Separation or the original expiration date for such Options. Unvested options are forfeited.
2020 Vested Options	24,308
2021 Vested Options	9,483
2022 Vested Options	3,160
2023 Vested Options	1,980
2024 Vested Options	0
Total Number of Options	38,931

Career Counseling Amount	$20,000

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EXHIBIT B
SUPPLEMENTAL RELEASE
In furtherance of my obligations pursuant to Section 1(a), 1(c)(ii) and 2(g) in the Separation Agreement that I, Brian Newman, signed in connection with my separation from employment with United Parcel Service, Inc., including its subsidiaries and affiliates, (the “Company”) (the “Agreement”), I hereby agree to the terms forth below (the “Supplemental Release”). Capitalized terms not defined in this Supplemental Release shall have the same definitions as set forth in the Agreement.

1.Supplemental Release
(a)In General: In exchange for the Company’s promises contained in the Agreement, I agree to irrevocably and unconditionally release any and all Claims I may now have against the Company and other parties as set forth in this Section 1 which may have arisen between the date I signed the Agreement and the date I sign this Supplemental Release.
(b)Released Parties: The Released Parties are the Company, all related companies, partnerships, or joint ventures, employee benefits plans of the Company and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past and present employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection.
(c)Claims Released: I understand and agree that I am releasing (i.e., giving up) all known and unknown claims, promises, causes of action, or similar rights of any type that I may presently have (the “Claims”) against any Released Party, except as provided in Section 2(e) below. For example, I am releasing all common law contract, tort or other claims I might have, as well as claims I might have under the Age Discrimination in Employment Act (ADEA), the Older Workers Benefit Protection Act, the WARN Act, Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, the Americans With Disabilities Act (ADA), the Employee Retirement Income Security Act of 1974 (ERISA), the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the anti-retaliation provisions of the Fair Labor Standards Act, the Equal Pay Act, the Occupational Safety and Health Act, the Worker Adjustment and Retraining Notification Act, the Occupational Safety and Health Act, the Fair Credit Reporting Act, and similar state and local laws.
(d)Pending Claims: I do not have a pending claim of unlawful discrimination, harassment, sexual harassment, abuse, assault or other criminal conduct, or retaliation.
(e)Unknown Claims: I understand that I am releasing Claims that I may not know about. That is my knowing and voluntary intent, even though I recognize that someday I might learn that some or all of the facts I currently believe to be true are untrue and even though I might then regret having signed this Supplemental Release. Nevertheless, I am assuming that risk and I agree that this Agreement shall remain effective in all respects in any such case. I expressly waive all rights I might have under any law that is intended to protect me from waiving unknown claims. I understand the significance of doing so.
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Form of Separation Agreement and General Release

(f)Claims Not Released: I understand and agree that this Supplemental Release does not release any claims that the law does not permit me to release. I further understand and agree that I am not releasing any claim that relates to: (i) my right to enforce this Agreement; (ii) my right, if any, to claim government-provided unemployment benefits; (iii) the rights I retain pursuant to Section 2(f) of the Agreement; or (iv) any rights or claims which may arise or accrue after I sign this Supplemental Release.
(g)Ownership of Claims: I have not assigned, transferred or given away any of the Claims I am releasing, nor have I purported to do so. I hereby acknowledge that no child support order, garnishment orders, or other orders requiring me to pay money to any other person are now in effect.
(h)Pursuit of Claims under EDR Program: I understand that by signing this Supplemental Release I am waiving any rights pursuant to the Company’s Employee Dispute Resolution (“EDR”) Program to challenge or seek reconsideration of any employment action or to seek reconsideration of the terms of this Agreement.
(i)Promise Not to Litigate Released Claims: Except as specifically identified below, I have not filed or caused to be filed any lawsuit or arbitration with respect to any Claim this Supplemental Release purports to release. Except as expressly set forth below regarding my Protected Rights, I promise never to litigate any Claim that I have released by signing this Supplemental Release, whether by means of a lawsuit or arbitration, and whether as a named plaintiff, class member, or otherwise.
(j)Protected Rights: I understand that nothing contained in this Supplemental Release limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). I further understand that this Supplemental Release does not limit my ability to communicate or share information with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies. However, based on my release of claims set forth in this Supplemental Release and in Section 3 of the Agreement, I understand that I am releasing all claims and causes of action that I might personally pursue or that might be pursued in my name and, to the extent permitted by applicable law, my right to recover monetary damages or obtain injunctive relief that is personal to me in connection with such claims and causes of action.
(k)Tender Back Provision: Should I ever attempt to challenge the terms of this Supplemental Release, attempt to obtain an order declaring this Supplemental Release to be null and void, or institute litigation against the Company or any other Released Party based upon a Claim which is covered by the terms of the Supplemental Release, I will as a condition precedent to such action repay all amounts paid to me under the terms of the Agreement. Furthermore, if I do not prevail in an action to challenge this Supplemental Release, to obtain an order declaring this Supplemental Release to be null and void, or in any action against the Company or any other Released Party based upon a Claim which is covered by the Supplemental Release, I shall pay to the Company and/or the appropriate Released Party all their costs and attorneys' fees incurred in their defense of my action. It is understood and
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Form of Separation Agreement and General Release

agreed by me and the Company, however, that I shall not be required to repay the amounts paid to me under the terms of the Agreement or pay the Company and/or the appropriate Released Party all their costs and attorneys' fees incurred in their defense of my action (except those attorneys' fees or costs specifically authorized under federal or state law) in the event that I seek to challenge my waiver of claims under the Age Discrimination in Employment Act or Section 510 of the Employee Retirement Income Security Act (“ERISA”), 29 U.S.C. § 1140.
(l)Non-Admission of Liability: I agree that this Agreement is not an admission of liability, guilt, or wrongdoing by the Released Parties, and I acknowledge that the Released Parties do not believe or admit that they have done anything wrong.

2.Review, Acceptance, and Revocation
(a)I acknowledge and agree to the following: Before signing this Supplemental Release, I was given at least twenty-one calendar days to consider this Supplemental Release, and if I sign the Supplemental Release before the end of the twenty-one-day period, it will be my voluntary decision to do so because I have decided that I do not need any additional time to decide whether to sign the Supplemental Release;
(b)I took advantage of the time I was provided, to the extent I desired, to consider this Supplemental Release before signing it;
(c)Before signing this Supplemental Release, I carefully read the Supplemental Release and each of its provisions, and I fully understand what the Supplemental Release and each of its provisions mean;
(d)I am entering into this Supplemental Release knowingly and voluntarily;
(e)I understand that this Supplemental Release requires me to release any and all claims of age discrimination under the ADEA and I am receiving valuable consideration in exchange for my execution of this Supplemental Release that I would not otherwise be entitled to receive;
(f)The Company hereby advises me to consult with an attorney (at my own expense) before signing this Supplemental Release.
(g)I understand that if I do not execute and submit this Supplemental Release before June 23, 2024 to Norm Brothers at XXXXXXX, I will not be entitled to receive the Consideration specified in section 1(c)(ii) of the Separation Agreement and General Release I previously executed.
(h)I understand that I may revoke my acceptance of this Supplemental Release within seven calendar days after I sign the Supplemental Release, in which case I will not be entitled to receive the Consideration or any other benefit under the Agreement. To revoke, I must notify UPS in writing by submitting a notice of revocation to Norm Brothers at XXXXXXXXX before the end of the seven-day revocation period.

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Form of Separation Agreement and General Release

Executed this __________ day of __________, 2024

______________________________________
Brian Newman

______________________________________
By the Company

Norman M. Brothers, Jr., Chief Legal and Compliance Officer
______________________________________
Name and Title

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